MILLENNIUM ENERGY CORP.
(formerly CBp Carbon Green, Inc.)
2820 W. Charleston, Suite 22
Las Vegas, Nevada, 89102

Symbol: MLME- OTCBB

News Release

NAME CHANGE

March 26, 2008

Las Vegas, Nevada – Millennium Energy Corp. (OTCBB: MLME) (the “Company”) (formerly CBp Carbon Green, Inc.) is pleased to announce that it has changed its name to Millennium Energy Corp. effective March 26, 2008. The name change will better reflect the change of business direction from an intended pyrolysis technology license to uranium exploration.

The name change became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on March 26, 2008 under the new stock symbol “MLME”. The Company’s new CUSIP number is 60040D 107.

On behalf of the Board of Directors,

Millennium Energy Corp.

Jana Whitlock
President and Director

For more information contact:
Investor Relations at:
investor-relations@millenniumenergy.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Millennium Energy Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Millennium Energy Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Millennium Energy Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.